Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”) is dated and effective as of January 12, 2026, by and between Donald Poulton (the “Employee”) and Medallion Financial Corp., a Delaware corporation (“Medallion”) and Medallion Bank, a Utah corporation (the “Bank” and together with Medallion, the “Company”).

WHEREAS, the Company and the Employee are parties to that certain Employment Agreement, dated June 27, 2016 (the “Existing Agreement”); and

WHEREAS, the Company and the Employee have agreed, subject to the terms and conditions of this Amendment, that the Existing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Agreement.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration and with the intention of hereby being legally bound, the parties hereby agree as follows:

1. Defined Terms. Except as otherwise indicated herein, all words and terms defined in the Existing Agreement shall have the same meanings when used herein.

2.
Amendment. The first sentence of Section 2.1 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

“During the Term, Employee shall serve as the Chief Executive Officer of the Bank reporting to the President of Medallion and the Board of Directors of the Bank.”

3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

MEDALLION FINANCIAL CORP.

By: /s/ Andrew M. Murstein

Name: Andrew M. Murstein

Title: President

MEDALLION BANK

By: /s/ David Justin Haley

Name: David Justin Haley

Title: President

DONALD POULTON

/s/ Donald Poulton